UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[x]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss.240.14a-12


                      Real Estate Associates Limited VII
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)   Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------
         2)   Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------
         4)   Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------
         5)   Total fee paid:

         ----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount previously paid:

         ----------------------------------------------------------------------
         2)   Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------
         3)   Filing Party:

         ----------------------------------------------------------------------
         4)   Date Filed:

         ----------------------------------------------------------------------

                   PRELIMINARY COPY -- SUBJECT TO COMPLETION
  As filed with the Securities and Exchange Commission on December 17, 2003

                      REAL ESTATE ASSOCIATES LIMITED VII

                        CONSENT SOLICITATION STATEMENT

Dear Limited Partner:

         We are writing to recommend and seek your consent to amendments to the agreement of limited partnership (the "Partnership Agreement") of Real Estate Associates Limited VII (the "Partnership"). We believe that these amendments (the "Amendments") will facilitate the sale of the Partnership's interests (the "Project Interests") in the local limited partnerships that own the low income housing projects (the "Projects") in which the Partnership has invested. We are seeking your consent to amend the Partnership Agreement in the following ways:

         o Eliminate the requirement that the cash proceeds from the sale of an individual Project or Project Interest must exceed the tax liability to the limited partners resulting from that sale; and

         o Modify the provision in the Partnership Agreement that requires limited partner approval for a sale of all or substantially all assets so that sales of Projects or Project Interests in transactions that are not a series of related transactions do not require limited partner approval, even if all Projects or Project Interests are ultimately sold.

         We believe that the vast majority of potential benefits from investment in the Partnership have been realized, and that most limited partners are not realizing material benefits from continuing to own their limited partnership interests. Accordingly, the Partnership's current business strategy is the orderly disposition of the Projects and Project Interests. We believe that the proposed Amendments will improve our ability to divest the Projects and Project Interests more quickly and, as a result, may enable us to make distributions to the limited partners sooner (and, potentially, in greater amounts) than if the Amendments were not made. However, we cannot assure you that approval of the Amendments will result in larger or more rapid distributions to the limited partners.

         In many instances, a sale of an individual Project or Project Interest may be in the best interest of the Partnership and limited partners even if the cash proceeds from the sale do not exceed the resulting tax liability to the limited partners. If a property were foreclosed, limited partners could recognize a tax liability without any corresponding cash distribution. Limited partners would often be better off if the Partnership sold the property to avoid foreclosure, even if the cash proceeds would be less than the limited partners' tax liability resulting from the sale. Such a sale may potentially generate net cash proceeds that the Partnership may distribute to the limited partners. Such a distribution would enable the limited partners to partially offset their tax liability resulting from the sale. In addition, if a property is generating losses and is likely to continue to do so, it may be in the limited partners' best interests to sell the property, even if the cash proceeds from the sale do not exceed the resulting tax liability to the limited partners. Such a sale could result in an economic loss for the limited partners, but it could save the Partnership and limited partners from future losses. The Amendments would allow such sales.

         We believe that the Amendments are fair to the limited partners, and we recommend that you "CONSENT" to the Amendments. You should note, however, that our recommendation is subject to an inherent conflict of interest as described more fully in the enclosed Consent Solicitation Statement. If any, but not all, of the Amendments are approved, the Partnership Agreement will be amended to reflect the Amendments that are approved.

         We urge you to read carefully the Consent Solicitation Statement before completing your consent card. Your consent is important. Approval requires the consent of a majority of the outstanding limited partner interests. Failure to return your consent card by __________ ___, 2004 will be treated as a consent to the Amendments. To be sure your consent is represented, please sign, date and return the enclosed consent card as promptly as possible.

         We urge you to consult your tax advisor regarding the federal, state, local and other tax consequences to you of a sale or other disposition of a Project or Project Interests.

         If you have any questions about the Consent Solicitation, please do not hesitate to contact The Altman Group, the Partnership's consent solicitation agent, at (201) 806-2208.

                          Very truly yours,

                          NATIONAL PARTNERSHIP INVESTMENTS CORP.
                          NATIONAL PARTNERSHIP INVESTMENTS ASSOCIATES II
                          General Partners of Real Estate Associates Limited VII

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this consent solicitation statement or determined if this consent solicitation statement is truthful or complete. Any representation to the contrary is a criminal offense.

         This Consent Solicitation Statement and the enclosed form of Consent Card are first being mailed to limited partners on or about __________ ___, 200__.

                   BACKGROUND AND REASONS FOR THE AMENDMENTS

General

         Eighteen of the 24 Projects in which the Partnership has invested are subject to purchase money notes secured by the Partnership's interests in the local limited partnerships. All of these notes have now matured. The Partnership has not made the payments due at maturity and, according to the lenders, is in default under the terms of the notes. Due to the Partnership's lack of cash, there is substantial doubt about the Partnership's ability to make these payments. If any of the defaulted notes were foreclosed, the Partnership's interest in the relevant local limited partnership would be forfeited to the holder(s) of the purchase money note in satisfaction of the indebtedness evidenced by such note. Foreclosure of these notes would eliminate any potential future returns that the limited partners might receive from continued ownership or more advantageous dispositions of the Projects or Project Interests. Additionally, foreclosure would likely create a taxable event for the limited partners, but would not generate cash for potential distribution to the limited partners for payment of resulting taxes.

         We believe that it is in the best interest of the Partnership and its limited partners to dispose of the Projects and Project Interests. We believe that adoption of the Amendments will enhance our prospects for completing this disposition. The Partnership is not currently realizing enough cash flow to generate distributions to the limited partners and does not anticipate realizing sufficient cash flow in the future to enable it to make distributions to limited partners. The Partnership realized a net increase in cash and cash equivalents of approximately $58,000 and $22,000 for the years ended December 31, 2002 and 2001, respectively. Limited partners realized an aggregate of approximately $8,815,064 in current passive activity income for 2002, comprised of $4,968,230 in passive rental real estate loss and $10,443,295 in current passive Section 1231 gain from the disposition of certain Projects. In addition, limited partners realized approximately $146,195 in portfolio income and $1,730,855 in cancellation of indebtedness and other income in 2002. The limited partners will be liable for the taxes related to the Partnership's net passive activity income and the Partnership's portfolio income without any corresponding cash distribution. In light of the limited cash flow currently generated by the Projects and the continuing adverse effect of changes in the laws and policies applicable to Housing Assistance Payments Contracts under Section 8 of the United States Housing Act ("HAP Contracts") in the last few years, we believe that the Partnership should dispose of the Projects and Project Interests as soon as reasonably practicable.

         Prospective purchasers of the Projects or Project Interests may be able to avail themselves of certain benefits not available to the Partnership. These potential benefits include (i) earning fee income by performing the property management functions currently performed by the local general partners, (ii) acquiring and restructuring the mortgage indebtedness to which the Projects are subject and (iii) realizing economies of scale in connection with ownership and management of a large number of properties. These benefits would not be available to the Partnership because it does not have sufficient capital to buy out the local general partner interests and to purchase the mortgage loans encumbering the Projects. Additionally, such activities would be inconsistent with the Partnership's original investment objectives.

         In considering whether the Amendments are in the interests of the Partnership and the limited partners, we also considered the continuing effects of changes made in the last few years in the law and policies relating to government-assisted housing. Under the Multi-family Assisted Housing Reform and Affordability Act of 1997 ("MAHRAA"), to the extent that rents are above market, as is the case with most of the Projects, the amount of the HAP Contract payments will be reduced. While MAHRAA also contemplates a restructuring of the mortgage loans to reduce the current debt service on the mortgage loans, it is expected that the reduced HAP Contract payments will more than offset any benefits from restructuring the mortgage loans and result in a significant reduction in the cash flow to the local limited partnerships. In our experience with restructurings that are currently being negotiated or have recently been concluded by affiliates of ours, the restructurings proposed by HUD significantly reduced the cash flow from these properties. Furthermore, since the local general partners control the restructuring negotiations and most of the local general partners' income results from their management fees, there can be no assurance that any restructuring negotiated by local general partners will optimize cash flow to the Partnership or result in any cash distributions to the limited partners. Moreover, there are a number of uncertainties as to the restructuring process, including potential for adverse tax consequences to the limited partners and the local general partners. As a result, we believe that it is unlikely that the limited partners will benefit from any restructuring under MAHRAA.

Potential Benefits of the Amendments

         We believe that the Amendments will benefit the Partnership for the following reasons:

o The Amendments will help reduce the risk of foreclosure (and the forfeiture of the Partnership's interest in the local limited partnerships) by facilitating alternative dispositions. Eighteen of the 24 Projects in which the Partnership has invested are subject to purchase money notes secured by the Partnership's interests in the local limited partnerships. All of these notes have now matured. The Partnership has not made the payments due at maturity and, according to the lenders, is in default under the terms of the notes. Due to the Partnership's lack of cash, there is substantial doubt about the Partnership's ability to make these payments. While we are currently seeking to obtain the lenders' consent to extension of the maturity dates of these notes or to restructuring of the notes, there can be no assurance that those negotiations will be successful or that lenders will not institute foreclosure proceedings. If any of the defaulted notes were foreclosed, the Partnership's interest in the relevant local limited partnership would be forfeited to the holder(s) of the purchase money note in satisfaction of the indebtedness evidenced by such note. Foreclosure of these notes would eliminate any potential future returns that the limited partners might receive from continued ownership, or more advantageous dispositions of the Projects or Project Interests. Additionally, foreclosure would likely create a taxable event for the limited partners, but would not generate cash proceeds for distribution to the limited partners for the payment of any resulting tax liability.

o We believe that now may be an opportune time for the Partnership to dispose of the Projects or Project Interests, given current conditions in the real estate market. We believe that the current interest rate environment and the availability of capital for real estate investments may facilitate the disposition of the Projects or Project Interests more quickly and provide the Partnership with an opportunity to maximize the value of the Projects or Project Interests. In addition, we have taken into account the adverse impact of changes in laws and policies relating to payments under HAP Contracts over the last few years, which have generally resulted in significant reductions in cash flow from the Projects.

o The Amendments will facilitate the dispositions of Projects that are currently subject to expiring HAP Contracts. Each of the Projects is subject to a HAP Contract. We anticipate that, for the foreseeable future, rental rate increases under such HAP Contracts will either not be permitted by HUD or will be negligible and unlikely to exceed increases in operating expenses. Most of these HAP Contracts will have expired by the end of 2003, and HUD may not renew them under their current terms. However, the Projects will continue to be subject to MAHRAA. Under MAHRAA, even if the HAP Contracts are not renewed, HUD may still reduce Project rents and restructure the Project mortgages, which is expected to reduce the cash flow from the Projects and could lead to additional foreclosures of the Projects or Project Interests. As discussed above, such foreclosures would likely have adverse tax consequences for the limited partners. Accordingly, we believe it may be beneficial to the limited partners to reduce such uncertainties by approving the Amendments in order to enhance the Partnership's ability to dispose of these assets.

Risks and Disadvantages of the Amendments

         The following sets forth the risks and disadvantages of the Amendments. Before deciding whether to consent to the Amendments, you should carefully consider these factors.

o The Amendments would permit the General Partners to receive disposition fees that they would not receive in a foreclosure. The Partnership Agreement currently prohibits the sale of a Project or Project Interest if the cash proceeds do not exceed the resulting tax liability to the limited partners, even if such a sale would avoid foreclosure. The Amendments would permit such a sale. Therefore, the Amendments will allow the General Partners to effect dispositions of projects for which they may receive disposition fees. They would not receive these fees in a foreclosure. As a result, the General Partners have a conflict of interest in recommending the Amendments.

o Expenses, including disposition fees paid to the General Partners, may consume all or substantially all of the net proceeds from a disposition. The Partnership Agreement entitles the General Partners to receive disposition fees. No such fees may be paid until the limited partners have received distributions that add up to the greater of (i) their aggregate capital contributions or (ii) an amount sufficient to satisfy the cumulative tax liability of the limited partners resulting from all sales. However, unpaid disposition fees accrue and may be paid on a later disposition. If such accrued fees are ultimately paid on a later disposition, they could be great enough to consume all of the net proceeds from such disposition. There is no equivalent limitation on immediate payment of other Partnership expenses. Therefore, such other expenses could consume all of the net proceeds from any disposition. The Amendments would permit sales for proceeds that do not exceed the tax liability to limited partners, which may result in sales in which the expenses consume a greater portion of the proceeds than would have been the case without the Amendments.

o The Amendments will permit the General Partners to effect a sale of a Project or Project Interests in transactions that result in tax liabilities to limited partners in excess of the cash proceeds arising from such disposition. The Partnership Agreement currently prohibits the sale of a Project or Project Interest if the cash proceeds do not exceed the tax liability to the limited partners associated with such sale. The Amendments would eliminate this prohibition. Therefore, the General Partners could effect a sale of a Project or Project Interests in a taxable transaction that results in tax liabilities for the limited partners in excess of any cash proceeds received from the sale or distributed to the limited partners.

o The Amendments will permit the General Partners to effect a sale of all or substantially all of the Partnership's assets without limited partner approval if the assets are to be sold in multiple transactions that are not a series of related transactions or if the asset to be sold is a single Project or Project Interest. The Partnership Agreement currently requires the approval of limited partners holding a majority of the limited partner interests for a sale of all or substantially all of the Partnership's assets. As a result, the Amendments would permit the General Partners to effect transactions that the limited partners might not have approved.

         WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO YOU OF A SALE OR OTHER DISPOSITION OF A PROJECT OR PROJECT INTERESTS.


                            THE PROPOSED AMENDMENTS

         The full text of the Amendments is attached as Annex A hereto. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the proposed amendments is attached as Annex B hereto. We are seeking your consent to amend the Partnership Agreement in the following ways:

Permit Sales Where the Cash Proceeds Would Be Less Than the Tax Liability.

         The Partnership Agreement currently prohibits the Partnership from selling any Project or Project Interest if the cash proceeds from such sale would be less than the taxes at the then maximum state and federal tax rates (the "Tax Requirement"). We are seeking your approval to amend to the Partnership Agreement to eliminate the Tax Requirement. This amendment would allow the Partnership to sell a Project or Project Interests in situations where the Tax Requirement would not be satisfied. In many instances, a sale may be in the best interest of the Partnership and limited partners even if the Tax Requirement is not satisfied. If a property were foreclosed, limited partners could recognize a tax liability without any corresponding cash distribution. Limited partners would often be better off if the Partnership sold the property to avoid foreclosure, even if the cash proceeds are less than the limited partners' tax liability associated with the sale. Such a sale may generate net cash proceeds that the Partnership could distribute to the limited partners. Such a distribution would enable the limited partners to partially offset their tax liability resulting from the sale. The Tax Requirement currently prohibits the Partnership from making such a sale to avoid foreclosure. In addition, if a property is generating losses and is likely to continue to do so, it may be in the limited partners' best interests to sell the property, even if the Tax Requirement would not be satisfied. Such a sale could result in an economic loss for the limited partners, but it could save the Partnership and limited partners from future losses. The Amendments would allow such sales. We urge you to consult your tax advisor regarding the federal, state, local and other tax consequences to you of a sale or other disposition of a Project or Project Interests.

Amend the "Sale of All or Substantially All Assets" Provision.

         This Amendment would clarify the Partnership Agreement so that sales of Projects or Project Interests in transactions that are not a series of related transactions do not require limited partner approval, even if all Projects or Project Interests are ultimately sold. The Partnership Agreement prohibits the Partnership from selling all or substantially all of the Partnership's assets without limited partner consent. The Partnership is not currently realizing enough cash flow to generate distributions to the limited partners and does not anticipate realizing sufficient cash flow in the future to enable it to make distributions to limited partners. The General Partners believe that the vast majority of potential benefits from investment in the Partnership have been realized, and that most limited partners are not realizing material benefits from continuing to own their limited partnership interests. Accordingly, the Partnership's current business strategy is the orderly disposition of the Projects and Project Interests. In furtherance of this strategy, we are seeking your consent to modify the provision in the Partnership Agreement that requires limited partner approval for a sale of all or substantially all assets so that sales of Projects or Project
Interests in transactions that are not a series of related transactions do not require limited partner approval, even if all Projects or Project Interests are ultimately sold.

         The Partnership is not contemplating a specific transaction pursuant to which all or substantially all of the Partnership's assets will be sold, nor does the Partnership have any plans to enter into a transaction or a series of related transactions that would result in the sale of all or substantially all of the Partnership's assets. Rather, the Partnership intends to liquidate the Partnership's portfolio through transactions that will be considered on an individual basis. The proposed amendment will enable the Partnership to enter into transactions without the delay and expense of soliciting the limited partners each time a transaction is proposed, even if all the Projects or Project Interests are ultimately sold, as long as the disposition of all or substantially all of the Projects of Project Interests is not made in a series of related transactions. A sale of all or substantially all of the assets in a series of related transactions would still require limited partner approval.

                    RECOMMENDATION OF THE GENERAL PARTNERS

         The General Partners believe that the proposed amendments are advisable and in the best interest of the Partnership and its limited partners and recommend that you "CONSENT" to the Amendments. For the reasons that the General Partners decided to recommend the amendments, see "Background and Reasons for the Amendments" above.

                                THE PARTNERSHIP

General

         The Partnership is a limited partnership formed under the laws of the State of California on May 24, 1983. On February 22, 1984, we offered 2,000 units (the "Units"), consisting of 4,000 limited partnership interests and warrants to purchase a maximum of 8,000 additional limited partnership interests at $5,000 per Unit, through an offering managed by E. F. Hutton Inc. Each Unit consists of two limited partnership interests and two warrants that entitled the purchaser of a Unit to acquire up to four additional limited partnership interests between January 1 and January 25, 1985. As of December 1, 2003, there were 2,956 registered holders of our Units and 7,737.5 Units outstanding.

General Partners

         The Partnership's General Partners are National Partnership Investments Corp., a California corporation ("NAPICO"), and National Partnership Investments Associates II, a California limited partnership ("NAPIA II"). The Partnership has no employees of its own. On March 11, 2002, Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), acquired NAPICO from its former owner, Casden Properties Inc.

Objectives

         Our original objectives were to own and operate real estate assets for investment so as to obtain:

         o    tax benefits for the limited partners;

         o    reasonable protection for the Partnership's capital investments;

         o potential for appreciation, subject to considerations of capital preservation; and

         o potential for future cash distributions from operations (on a limited basis), refinancings or sales of assets.

Our Record

         We have been successful in accomplishing our primary purposes. From inception through 1990, the limited partners obtained tax benefits equal to at least 70.1% of their investments. In 1986, however, the tax laws changed in such a way as to substantially reduce the ongoing tax benefits to the limited partners. As a result, we determined that the best course of action was to sell a majority of the Partnership's interests in real property. In December 1998, the Partnership sold its interest in the real estate assets of 11 local limited partnerships. In 1999, we made a cash distribution to the limited partners of $272,250. Since that time, the Managing General Partner has continued to explore the possibility of disposing or refinancing its remaining interests in the local limited partnerships.

Assets

         The Partnership currently holds limited partnership interests in 13 local limited partnerships. In addition, the Partnership holds a general partner interest in Real Estate Associates IV, a California general partnership ("REA IV"), which in turn holds limited partner interests in 11 additional local limited partnerships. NAPICO is also a general partner in REA
IV. In total, therefore the Partnership holds interests, either directly or indirectly through REA IV, in 24 local limited partnerships that own residential low income rental projects. The mortgage loans of these projects are payable to or insured by various governmental agencies.

         The Partnership, as a limited partner, does not exercise control over the activities and operations, including refinancing or selling decisions, of the local limited partnerships. The properties are located in seven different states. The Partnership surrendered its interest in five limited partnership in July 2001, sold its interest in five limited partnerships in April 2001, December 2001, February 2002, March 2003 and December 2003, and the lender foreclosed on three limited partnerships in September 2001 and one in June 2002.

         The local limited partnerships were, in general, organized by private developers who acquired the sites, or options thereon, and applied for applicable mortgage insurance and subsidies. The Partnership became the principal limited partner in these local limited partnerships pursuant to arm's-length negotiations with these developers, or others who act as general partners of the local limited partnerships. As a limited partner, the Partnership's risk of loss related to any local limited partnership is limited to the amount of its investment in partnership. The general partners of each local limited partnerships retain responsibility for maintaining, operating and managing the properties and, in certain cases, must consent to the sale of limited partnership assets.

Distributions

         In 1999, the Partnership made a cash distribution to the limited partners of $272,250 after the sale of interests in 11 local limited partnerships. The Partnership Agreement sets forth a procedure for allocating distributions among the limited partners and General Partners. The General Partners are entitled to receive 1% of the net cash flow from operations to be distributed, reduced by any amount paid to the General Partners as an annual management fee. The limited partners as a class are entitled to receive the balance of the net cash flow from operations to be distributed. There are no regulatory restrictions on the Partnership's current ability to pay distributions, although, pursuant to certain state housing finance statutes and regulations, certain of the local limited partnerships are subject to limitations on the distributions to the Partnership.

                   FIDUCIARY RESPONSIBILITY; INDEMNIFICATION

         California law requires a general partner to adhere to fiduciary duty standards under which it owes its limited partners a duty of loyalty and a duty of care. This generally prohibits a general partner from competing with a partnership in the conduct of the partnership's business on behalf of a party having an interest adverse to the partnership and requires the general partner to exercise any right consistent with the obligation of good faith and fair dealing and free of gross negligence, reckless conduct, intentional misconduct or known violations of law. A partnership agreement (a) may not eliminate the duty of loyalty, but, if not manifestly unreasonable, it may either identify specific activities that do not violate the duty of loyalty or allow for all of the partners (or some percentage identified in the partnership agreement) to authorize or ratify, after full disclosure of all material facts, a specific act or transaction that otherwise would violate that duty and (b) may contain provisions releasing a partner from liability for actions taken in good faith and in the honest belief that the actions are in the best interest of the partnership, while indemnifying the partner against any good faith belief that he or she has the power to act. Further, a partner does not violate such duties because the partner's conduct furthers the partner's own interest.

         The General Partners are accountable to the Partnership and the limited partners as fiduciaries and consequently are obligated, among other things, to exercise good faith and fair dealing toward other members of the Partnership. The Partnership Agreement provides that the General Partners and their officers, directors, employees, agents, affiliates, subsidiaries and assigns are entitled to be indemnified for any liability, loss or damage resulting from any act or omission performed or omitted by them in connection with the business of the Partnership, provided that, if such liability, loss or claim arises out of any action or inaction of the General Partners, the General Partners must have determined, in good faith, that such course of conduct was in the best interests of the Partnership and did not constitute fraud, negligence, breach of fiduciary duty or willful misconduct by the General Partners.

         If a claim is made against either or both of the General Partners in connection with their respective actions on behalf of the Partnership with respect to the Amendments, the General Partners expect that they will seek to be indemnified by the Partnership with respect to such claims. Any expenses (including legal fees) incurred by the General Partners in defending such claim shall be advanced by the Partnership prior to the final disposition of such claims, subject to the receipt by the Partnership of an undertaking by the relevant General Partner to repay any amounts advanced if it is determined that the relevant General Partner's actions constituted fraud, bad faith, gross negligence, or failure to comply with any representation, condition or agreement contained in the Partnership Agreement. A successful claim for indemnification, including the expenses of defending a claim made, would reduce the Partnership's assets by the amount paid.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The General Partners own all of the outstanding general partnership interests of the Partnership, which constitute 1% of the total interests in the Partnership. The Partnership has no directors or executive officers of its own. NAPICO is a California corporation owned by LAC Properties Operating Partnership, L.P., a Delaware limited partnership, the general partner of which is AIMCO GP LA, L.P., a Delaware limited partnership, the general partner of which is AIMCO-GP, Inc., a Delaware corporation, which is owned by Apartment Investment and Management Company, a Maryland corporation. None of the directors or executive officers of NAPICO owns any of the limited partnership interests of the Partnership. NAPIA II is a California limited partnership, the general partner of which is Charles H. Boxenbaum. Mr. Boxenbaum owns 0.45% of the limited partner interests of the Partnership. The following table sets forth certain information as of __________ ___, 200__ with respect to the ownership by any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to us to be the beneficial owner of more than 5% of the limited partnership interests of the Partnership.

Name and Address                              Number of Units  Percent of Class
----------------                              ---------------  ----------------

AIMCO Properties, L.P. (1).................        622.792           8.049%
4582 South Ulster Street Parkway
Suite 1100
Denver, CO 80237

--------------------
(1) AIMCO Properties, L.P. is an affiliate of NAPICO.

                               CONSENT PROCEDURE

Limited Partner Consent

         The Partnership Agreement requires the consent of limited partners holding a majority of the limited partnership interests (a "Majority Consent") to amend the Partnership Agreement. Under the terms of the Partnership Agreement, you must be a limited partner or a substituted limited partner to consent. As permitted by the Partnership Agreement, the General Partners will treat a failure to respond as the equivalent of concurrence with their recommendation. Therefore, if you do not respond by __________ ___, 2004, you will be deemed to have consented to the Amendments. If any, but not all, of the Amendments are approved, the Partnership Agreement will be amended to reflect the Amendments that are approved. Each Amendment is conditioned upon our obtaining a Majority Consent to such Amendment. Accordingly, if we do not obtain a Majority Consent to any Amendment, there will be no change in the Partnership Agreement and we will continue to operate in accordance with the terms of the Partnership Agreement as it is currently written. In accordance with the terms of the Partnership Agreement, the Partnership will bear the costs of this consent solicitation.

Consent Procedures

         The following is an outline of the procedures to be followed if you want to consent, or withhold your consent, to the proposed Amendments. A form of Consent Card is included with this Consent Solicitation Statement. You should complete this Consent Card in accordance with the instructions contained in this Consent Solicitation Statement in order to give or withhold your consent to the proposed Amendments. A failure to respond will be treated as the equivalent of a consent to the Amendments. These procedures must be strictly followed in order for the instructions of a limited partner as marked on such limited partner's consent to be effective:

         1. A limited partner may give or withhold his or her consent by delivering the Consent Card only during the period commencing upon the date of delivery of this Consent Solicitation Statement and continuing until __________ ___, 2004 or such later date as may be determined by the Managing General Partner (the "Solicitation Period").

         2. You must return a properly completed, signed and dated Consent Card in the enclosed postage-paid envelope. If possible, please also fax it to The Altman Group at fax number (201) 460-0050.

         3. You can revoke a previously given consent by signing a subsequently dated Consent Card that is properly marked to indicate "WITHHOLD CONSENT" and delivering it to The Altman Group at any time prior to the end of the Solicitation Period.

         4. A limited partner that fails to return a Consent Card, submits a signed but unmarked Consent Card, or submits a properly completed, signed and dated Consent Card marked to indicate "CONSENT" will be deemed to have consented to the Amendments.

         If you have any questions about this consent solicitation, please do not hesitate to contact The Altman Group, the Partnership's consent solicitation agent, at (201) 806-2208.

No Dissenters' Rights of Appraisal

         Under the Partnership Agreement and California law, limited partners do not have dissenters' rights of appraisal.

                           SOLICITATION OF CONSENTS

         This Consent Solicitation Statement is being made by the General Partners. NAPICO and its officers, directors and employees may assist in this consent solicitation and in providing information to limited partners in connection with any questions they may have with respect to this Consent Solicitation Statement and the consent procedures. We have retained The Altman Group to assist with the solicitation of consents, as well as to assist us with communicating with our limited partners with respect to this solicitation. Approximately 5 persons will be utilized by The Altman Group in their efforts. We expect that The Altman Group will solicit consents by mail, in person, by telephone, by facsimile and/or by e-mail. In addition to the Partnership's solicitation by mail, and The Altman Group's efforts, NAPICO may have certain of its officers, directors and employees solicit, without additional compensation, consents by mail, in person, by telephone, by facsimile or by e-mail. Although NAPICO does not currently plan to conduct active solicitation on the Internet, solicitation materials may be made available on or through NAPICO's web site or through the Internet.

         The cost of the consent solicitation will be borne by the Partnership. The Altman Group's estimated fee is $2,500, plus reasonable out-of-pocket expenses.

         The Partnership has agreed to indemnify The Altman Group against certain liabilities and expenses in connection with its engagement, including certain liabilities under the federal securities laws. The Partnership's plan to reimburse The Altman Group for any such liabilities or expenses will not be submitted to the limited partners for a vote.

                               PARTNER PROPOSALS

         In accordance with the terms of our Partnership Agreement, we do not have annual meetings. Thus, there is no deadline for submitting partner proposals as set forth in Rule 14a-5 under the Securities Exchange of 1934. The limited partners may call a special meeting to vote upon matters permitted by our Partnership Agreement with the prior consent of at least 10% of the limited partnership interests.

                                 IMPORTANT NOTE

         It is important that you return your Consent Card promptly. Limited partners are urged to complete, sign and date the accompanying form of Consent Card and mail it in the enclosed envelope, which requires no postage if mailed in the United States, so that their consent may be recorded.

                                 OTHER MATTERS

         Disclosure Regarding Forward-Looking Statements. Certain statements made herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are indicated by words such as "believes," "intends," "expects," "anticipates" and similar words or phrases. Such statements are based on current expectations and are subject to risks, uncertainties and assumptions. Should any of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Factors that could cause actual results to differ materially from those in our forward-looking statements include the ability of the local general partners to sell the underlying properties on economically advantageous terms, real estate and general economic conditions in the markets in which the properties are located and changes in federal and state tax laws that may create tax disadvantages for certain distributions, some of which may be beyond our control.

         Given these uncertainties, limited partners are cautioned not to place undue reliance on our forward-looking statements.

         Where You Can Find More Information. The Partnership files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any reports, statements or other information that the Partnership files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Partnership's public filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information concerning the Partnership also may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The SEC allows the Partnership to incorporate by reference information into this Consent Solicitation Statement, which means that the Partnership can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Consent Solicitation Statement, except for any information modified or superseded by information contained directly in the Consent Solicitation Statement or in later filed documents incorporated by reference into this document. Except as otherwise indicated, this document incorporates by reference the documents set forth below that the Partnership has previously filed with the SEC. These documents contain important information about the Partnership and its financial condition.

o Annual Report of the Partnership on Form 10-KSB for the fiscal year ended December 31, 2002;

o Quarterly Reports of the Partnership on Form 10-QSB for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003; and

o Current Reports of the Partnership on Form 8-K, filed with the SEC on April 30, 2003, June 6, 2003, August 13, 2003 and November 26, 2003.

         The Partnership hereby incorporates by reference into this Consent Solicitation Statement additional documents that the Partnership may file with the SEC between the date of this Consent Solicitation Statement and the end of the Solicitation Period. These include periodic reports, such as Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, as well as proxy statements.

         The Partnership may have sent you some of the documents incorporated by reference, but you can obtain any of them through the Partnership or the SEC's website described above. Documents incorporated by reference are available from the Partnership without charge, excluding all exhibits unless specifically incorporated by reference as exhibits into this Consent Solicitation Statement.

         You may obtain some of the documents about the Partnership at the Managing General Partner's website, "http://www.napico.com" by selecting "Partnership Financial Information."

         The Partnership is not incorporating the contents of the website of the SEC, the Partnership or any other person into this Consent Solicitation Statement.

         You may obtain documents incorporated by reference into this Consent Solicitation Statement by requesting them in writing from the Managing General Partner at the following address:

                    National Partnership Investments Corp.
                      9090 Wilshire Boulevard, Suite 201
                        Beverly Hills, California 90211
                         Attention: Investor Services
                           Telephone (800) 666-6274

         You should rely only on the information contained in, or incorporated by reference into, this Consent Solicitation Statement. The Partnership has not authorized anyone to provide you with information that is different from what is contained in this Consent Solicitation Statement. This Consent Solicitation Statement is dated December ___, 2003. You should not assume that the information contained in the Consent Solicitation Statement is accurate as of any date other than that date.

                          NATIONAL PARTNERSHIP INVESTMENTS, CORP.
                          NATIONAL PARTNERSHIP INVESTMENTS ASSOCIATES II, General Partners of Real Estate Associates Limited VII

                          ______________ __, 200_

                                                                       ANNEX A


                     AMENDMENT TO THE RESTATED CERTIFICATE
                    AND AGREEMENT OF LIMITED PARTNERSHIP OF
                      REAL ESTATE ASSOCIATES LIMITED VII

         This Amendment to the Restated Certificate and Agreement of Limited Partnership, dated as of March 5, 1984, as amended to date (the "Partnership Agreement") of Real Estate Associates Limited VII, a California limited partnership (the "Partnership"), is made and entered into as of __________ ___, 200__, by and among National Partnership Investments Corp., a California corporation ("NAPICO"), as general partner of the Partnership, National Partnership Investments Associates II, a California limited partnership ("NAPIA II"), as general partner of the Partnership, and NAPICO, as attorney-in-fact for the limited partners of the Partnership.

         WHEREAS, NAPICO, NAPIA II and limited partners owning a majority of the outstanding limited partnership interests of the Partnership have approved this Amendment.

         NOW THEREFORE, the parties hereto hereby agree as follows:

         1. Section 9.3(d) of the Partnership Agreement is hereby amended to read in its entirety as follows:

                    "(d) upon any sale or refinancing the Partnership shall
              not reinvest any proceeds thereof."

         2. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Partnership Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

                           [Signature page follows]

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.


                           NATIONAL PARTNERSHIP INVESTMENTS CORP.,
                           as General Partner


                           By: ________________________________________
                               Jeffrey H. Sussman,
                               Vice President, General Counsel and Secretary


                           NATIONAL PARTNERSHIP INVESTMENTS ASSOCIATES II, as General Partner


                           By: ________________________________________
                               Charles H. Boxenbaum,
                               General Partner


                           NATIONAL PARTNERSHIP INVESTMENTS CORP.,
                           as Attorney-in-Fact for the Limited Partners


                           By: ________________________________________
                               Jeffrey H. Sussman,
                               Vice President, General Counsel and Secretary

                     AMENDMENT TO THE RESTATED CERTIFICATE
                    AND AGREEMENT OF LIMITED PARTNERSHIP OF
                      REAL ESTATE ASSOCIATES LIMITED VII

         This Amendment to the Restated Certificate and Agreement of Limited Partnership, dated as of March 5, 1984, as amended to date (the "Partnership Agreement") of Real Estate Associates Limited VII, a California limited partnership (the "Partnership"), is made and entered into as of __________ ___, 200__, by and among National Partnership Investments Corp., a California corporation ("NAPICO"), as general partner of the Partnership, National Partnership Investments Associates II, a California limited partnership ("NAPIA II"), as general partner of the Partnership, and NAPICO, as attorney-in-fact for the limited partners of the Partnership.

         WHEREAS, NAPICO, NAPIA II and limited partners owning a majority of the outstanding limited partnership interests of the Partnership have approved this Amendment.

         NOW THEREFORE, the parties hereto hereby agree as follows:

         1. Section 9.3(t) of the Partnership Agreement is hereby amended to read in its entirety as follows:

                           "(t) the Partnership shall not sell all or
                  substantially all of the Partnership's assets in a single transaction or a series of related transactions without obtaining the consent of Limited Partners owning a majority of the outstanding Limited Partnership interests; provided, however, that the foregoing will not apply to a sale of a single Project or Project Interest."

         2. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Partnership Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

                           [Signature page follows]

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.


                           NATIONAL PARTNERSHIP INVESTMENTS CORP.,
                           as General Partner


                           By: ________________________________________
                               Jeffrey H. Sussman,
                               Vice President, General Counsel and Secretary


                           NATIONAL PARTNERSHIP INVESTMENTS ASSOCIATES II, as General Partner


                           By: ________________________________________
                               Charles H. Boxenbaum,
                               General Partner


                           NATIONAL PARTNERSHIP INVESTMENTS CORP.,
                           as Attorney-in-Fact for the Limited Partners


                           By: ________________________________________
                               Jeffrey H. Sussman,
                               Vice President, General Counsel and Secretary

                                                                       ANNEX B


                   Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                              New York 10036-6522




                                            __________ ___, 200__


Real Estate Associates Limited VII
c/o National Partnership Investments Corp.
9090 Wilshire Boulevard, Second Floor
Beverly Hills, California 90211

               Re:  Proposed Amendments to Agreement of Limited Partnership

Ladies and Gentlemen:

         We have acted as special counsel to Real Estate Associates Limited VII, a California limited partnership (the "Partnership"), in connection with proposed amendments (the "Proposed Amendments") to the Restated Certificate and Agreement of Limited Partnership, dated as of March 5, 1984, as amended to date (the "Partnership Agreement"), of the Partnership. The Proposed Amendments are attached as Exhibit I hereto. This opinion is being delivered pursuant to Section 14.1 of the Partnership Agreement.

         In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of the Partnership and its general partners, officers of such general partners and other representatives and of public officials, including the facts and conclusions set forth therein.

         In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

         (a) the Proposed Amendments;

         (b) the Partnership Agreement, certified by Jeffrey H. Sussman, the Secretary of National Partnership Investments Corp., a California corporation ("NAPICO"), general partner of the Partnership;

         (c) the Agreement of the General Partners, dated as of June 1, 1984, between NAPICO and National Partnership Investments Associates II, a California limited partnership, certified by Jeffrey H. Sussman, the Secretary of NAPICO;

         (d) the certificate of Jeffrey H. Sussman, the Secretary of NAPICO, dated the date hereof;

         (e) resolutions of the Board of Directors of NAPICO, adopted on December 16, 2003, and resolutions of the general partner of NAPIA II, adopted on December 8, 2003, relating to the Proposed Amendment;

         (f) the Certificate of Limited Partnership of the Partnership, as amended to date and certified by the Secretary of State of the State of California;

         (g) a certificate, dated December 4, 2003, of the Secretary of State of the State of California, as to the Partnership's existence and good standing in the State of California; and

         (h) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         We express no opinion as to the laws of any jurisdiction other than the Uniform Limited Partnership Act, as in effect in the State of California, and the California Revised Limited Partnership Act.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Proposed Amendments, if duly approved by the limited partners of the Partnership in accordance with the terms of the Partnership Agreement, will not contravene any provision of the Uniform Limited Partnership Act, as in effect in the State of California, or the California Revised Limited Partnership Act.

         In rendering the foregoing opinion, we have assumed, with your consent, that:

         (a) the Partnership is validly existing and in good standing as a limited partnership under the laws of the State of California; and

         (b) the Proposed Amendments have been duly authorized and approved by the general partners of the Partnership.

         This opinion is being furnished only to you in connection with the Proposed Amendments and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person or entity for any purpose without our prior written consent. Notwithstanding the foregoing, you (and each of your employees, representatives or other agents) may disclose this opinion (i) to limited partners of the Partnership and (ii) to any and all persons, without limitation of any kind, to the extent such disclosure may be relevant to understanding the tax treatment or tax structure of the Proposed Amendments; provided that any and all such persons to whom you make such disclosure may not rely upon this opinion unless otherwise permitted hereby.



                                        Very truly yours,

                             CONSENT SOLICITED BY
                            THE GENERAL PARTNERS OF
                      REAL ESTATE ASSOCIATES LIMITED VII.

         THE GENERAL PARTNERS OF THE PARTNERSHIP UNANIMOUSLY RECOMMEND THAT YOU CONSENT TO EACH OF THE PROPOSALS BELOW.

         The undersigned, a limited partner of REAL ESTATE ASSOCIATES LIMITED VII ("REAL VII" or the "Partnership"), acting with respect to all of the limited partnership interests held by the undersigned on the date hereof, hereby consents, withholds consent or abstains, as specified below. All terms used but not defined herein shall have the meanings ascribed to such terms in the REAL VII Consent Solicitation Statement furnished herewith to limited partners of REAL VII. A failure to execute and return this consent card will be deemed a consent to each of the proposals set forth below. A signed but unmarked consent card will be deemed a consent to each of the proposals set forth below.

_______________________________________________________________________________

PROPOSAL 1. Amend Section 9.3(d) of the Partnership Agreement to allow the Partnership to sell individual Projects or Projects Interests for less than the amount necessary to cover the resulting tax liability.

|_|  CONSENT                |_|   WITHHOLD CONSENT             |_|   ABSTAIN
_______________________________________________________________________________

PROPOSAL 2. Amend Section 9.3(t) of the Partnership Agreement so that sales of Projects or Project Interests in transactions that are not a series of related transactions do not require limited partner approval, even if all Projects or Project Interests are ultimately sold.

|_|   CONSENT                |_|  WITHHOLD CONSENT             |_|   ABSTAIN
_______________________________________________________________________________

PLEASE SIGN, DATE AND FAX THIS CONSENT CARD TO (201) 460-0050, ATTN: JASON VINICK, AND MAIL THIS CONSENT CARD TODAY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE, PLEASE CALL THE ALTMAN GROUP AT (201) 806-2208.

Please sign your name below. If your partnership interests are held jointly, each limited partner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated: ________________________, 2004



Signature:_____________________________       Signature:________________________

Name:__________________________________       Name:_____________________________

Title:_________________________________       Title:____________________________


Telephone Number:______________________